Exhibit 99.1

Sonnet BioTherapeutics Announces 1-for-22 Reverse Stock Split

PRINCETON, NJ / ACCESSWIRE / August 31, 2023 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today that it will effect a 1-for-22 reverse stock split of its outstanding common stock. This will be effective for trading purposes as of the commencement of trading on Friday, September 1, 2023.

The reverse stock split is intended to increase the per share trading price of Sonnet’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (Rule 5550(a)(2)). Sonnet’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “SONN” and under a new CUSIP number, 83548R303. As a result of the reverse stock split, every twenty-two pre-split shares of common stock outstanding will become one share of common stock. The par value of the Company’s common stock will remain unchanged at $0.0001 per share after the reverse stock split. The reverse stock split will not change the authorized number of shares of the Company’s common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the average closing price of the Company’s common stock on the five (5) consecutive days leading up to the effective date of the reverse split. The reverse split will also apply to common stock issuable upon the exercise of Sonnet’s outstanding warrants and stock options, with a proportionate adjustment to the exercise prices thereof, and under the Company’s equity incentive plans.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 38.5 million to approximately 1.8 million.

On August 31, 2023, the stockholders of the Company approved the reverse stock split by a majority of the votes cast and gave the Company’s board of directors discretionary authority to select a ratio for the split ranging from 1-for-2 to 1-for-35. The board of directors approved the reverse stock split at a ratio of 1-for-22 on August 31, 2023.

Securities Transfer Corporation is acting as the exchange agent and transfer agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s reverse stock split, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Jack Yauch

Solebury Strategic Communications

862-754-1024

jyauch@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.